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SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

Cherokee International Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State of Incorporation or Organization)	95-4745032 (I.R.S. Employer Identification No.)

2841 Dow Avenue Tustin, California (Address of Principal Executive Offices)	92780 (Zip Code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates:    333-110723

Securities to be registered pursuant to Section 12(b) of the Act:    None

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share (Title of Class)

Item 1. Description of Registrant's Securities to be Registered

        Cherokee International Corporation (the "Registrant") hereby incorporates by reference herein the description of its common stock, par value $0.001 per share, to be registered hereunder set forth under the heading "Description of Capital Stock" in the Registrant's prospectus forming part of its Registration Statement on Form S-1 (File No. 333-110723), originally filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, on November 25, 2003, as thereafter amended and supplemented.

Item 2. Exhibits

        The following exhibits to this registration statement have been or will be filed as exhibits to the Registrant's Registration Statement on Form S-1 and are hereby incorporated by reference herein:

Exhibit No.	Description
3.1*	Form of Restated Certificate of Incorporation of Cherokee International Corporation
3.2*	Form of Amended and Restated By-Laws of Cherokee International Corporation
3.3*	Specimen of stock certificate for common stock
4.1*	Stockholders Agreement, dated as of November 27, 2002, by and among Cherokee International Corporation and its Security Holders party thereto

*
Incorporated by reference herein to the applicable exhibit filed or to be filed with the Registrant's Registration Statement on Form S-1 (File No. 333-110723).

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 17, 2004

CHEROKEE INTERNATIONAL CORPORATION
By:	/s/ VAN HOLLAND Van Holland Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document
3.1*	Form of Restated Certificate of Incorporation of Cherokee International Corporation
3.2*	Form of Amended and Restated By-Laws of Cherokee International Corporation
3.3*	Specimen of stock certificate for common stock
4.1*	Stockholders Agreement, dated as of November 27, 2002, by and among Cherokee International Corporation and its Security Holders party thereto

*
Incorporated by reference herein to the applicable exhibit filed or to be filed with the Registrant's Registration Statement on Form S-1 (File No. 333-110723).

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  Item 1. Description of Registrant's Securities to be Registered
  Item 2. Exhibits
SIGNATURE
EXHIBIT INDEX